Exhibit 99.1

Ascential Software Reports Fourth Quarter Revenue of $64.5 Million with License
Revenue of $30.0 Million

Seventh Consecutive Quarter of Sequential Revenue Growth

WESTBORO, Mass., January 29, 2004 — Ascential Software Corporation (NASDAQ: ASCL), the enterprise data integration leader, today announced results for the fourth quarter and year ended December 31, 2003.

On a GAAP basis, fourth quarter 2003 revenue was $64.5 million, up 89 percent from $34.1 million in the fourth quarter of the prior year, and up 40 percent from $45.9 million in the third quarter of 2003. License revenue was $30.0 million in the fourth quarter of 2003, up 59 percent from $18.8 million in license revenue reported in the fourth quarter of 2002, and up 34 percent from $22.4 million in the third quarter of 2003. Net income, which included a tax benefit of $16.5 million, was $17.3 million, or $0.27 per fully diluted share, for the fourth quarter, compared to a net loss of $10.2 million, or ($0.17) per share, in the fourth quarter of 2002, and a net loss of $1.7 million, or ($0.03) per share in the third quarter of 2003. All share and per share amounts throughout this release have been retroactively adjusted for the 1-for-4 reverse stock split effected June 17, 2003.

On a pro forma basis, as described below, the company realized pro forma net income of $5.6 million, or $0.09 per share, fully diluted, in the fourth quarter of 2003, compared with a pro forma net income of $1.4 million, or $0.02 per share, in the fourth quarter of 2002, and pro forma net income of $3.7 million, or $0.06 per share in the third quarter of 2003.

“We are extremely pleased to report our seventh consecutive quarter of sequential revenue growth and our sixth consecutive quarter of year-over-year growth,” said Peter Gyenes, chairman and chief executive officer. “These results underscore the benefits we are experiencing from our company’s increased size and footprint in the marketplace, the value of our complete enterprise data integration solution and our strategic alliances with some of the leading technology companies in the world. The strong differentiation of our unique and integrated end-to-end solution for enterprise data integration has been welcomed by customers and has driven the growth of our business, resulting in increasing our market share to the leadership level.”

For the year ended December 31, 2003, on a GAAP basis, total revenue was $185.6 million, including $92.6 million in license revenue, compared with total revenue of $113.0 million, including $59.6 million in license revenue, in the prior year. Net income for 2003 was $15.8 million, or $0.25 per fully diluted share, compared with a net loss of $63.6 million, or ($1.03) per fully diluted share, in the prior year.

On a pro forma basis, 2003 total revenue was $185.4 million, up 66% compared with total revenue of $111.5 million in 2002. License revenue in 2003 was $92.6 million, a 56% increase compared with $59.5 million in 2002.

At December 31, 2003, the company had $516.2 million in cash, cash equivalents and short-term investments. The major items affecting cash in the fourth quarter were the previously projected outflows of $28.4 million for the purchase of remaining shares and expenses associated with the acquisition of Mercator Software and legacy expenses of $3.4 million related to divested business operations, largely offset by cash inflows of $20.3 million from the exercise of employee stock options. Excluding these items, the company was cash flow positive.

Highlights

Significant highlights for Ascential’s fourth quarter of 2003 include:

•	Completing an OEM license and reseller agreement with PeopleSoft wherein PeopleSoft now embeds and resells data integration solutions from Ascential as part of their Enterprise Performance Management (EPM) solution.

•	Signing 74 new customers and expanding its presence with 245 existing customers, including new project deployments with ABN Amro Bank N.V., AG Edwards & Sons, AIG, AOL, AT&T, Beijing Mobile Communications, Boots, BNP Paribas, CitiGroup, China Minsheng Bank, Cooper Industries, Deutsche Bank AG, DHL International, Eli Lilly, Enel, Experian, Fidelity Investments, Food Lion, Ford Motor Company, Gap Inc., General Motors, GlaxoSmithKline, Harley-Davidson, Hyundai Heavy Industries Co., Ltd., IBM, Imperial Chemical Industries PLC, Jennie-O Foods (division of Hormel), JP Morgan Chase & Co., LVMH, MCI, McKesson, McKinsey & Company, Merrill Lynch, MGM Mirage, New York Life Insurance, Novant Health, Novartis, NTT Leasing Co., Ltd, Pfizer, Sara Lee, Standard Chartered Bank, State Street Bank & Trust, Telecom Italia, Tyson Foods, Unilever, U.S. Bancorp, U.S. Department of Justice, Verizon, Vodafone, Wells Fargo, Weyerhaeuser, Yahoo! and Yellow Pages Group.

•	Strengthening and expanding its strategic alliance with IBM, as highlighted by milestones including the following:

•	IBM became a significant end user customer, purchasing the complete Ascential™ Enterprise Integration Suite, including real-time integration (RTI) services. The project is being implemented by IBM Business Consulting Services (BCS) for IBM’s Central Customer Management System.

•	Ascential signed an agreement with IBM’s Business Consulting Services to incorporate Ascential’s data profiling and data quality products within IBM BCS’ Data Quality Assessment solution for risk management engagements.

•	Ascential conducted training and enablement sessions on the Ascential Enterprise Integration Suite for sales and support personnel at IBM’s eBusiness University as part of the IBM Software Group’s sales kickoff. Ongoing training of IBM BCS and Data Management personnel in the quarter brings the number of IBM sales people trained to more than 1,100.

•	Ascential technology is being included in IBM’s reference architectures for Basel II and Business Intelligence solutions being offered through IBM’s Financial Services industry unit, IBM BCS and the IBM Software Group.

•	Recognition by analyst firm ZapThink for leadership as the only enterprise data integration vendor included in their report on the $43 Billion Web Services Market, entitled “Service Orientation Market Trends: Predicting the Future of XML & Web Services.”

•	Singled out by Intelligent Enterprise magazine as the number one integration company to watch in 2004. The honor, an Editors’ Choice Award, spotlights “companies providing the strongest vision, market leadership and technology innovation.” CMP Media’s Intelligent Enterprise is read by more than 80,000 senior business and IT managers who focus on using corporate information as a strategic platform for their organizations.

•	Named to the DM Review 100 list of most influential business intelligence vendors for the third consecutive year. This prestigious award recognizes the top 100 business intelligence vendors as selected by the readers of DM Review magazine.

•	Announcing a strategic partnership with SymphonyRPM, a provider of business performance management (BPM) solutions to organizations worldwide. SymphonyRPM will incorporate Ascential’s data integration technology into their real-time, closed-loop analytic platform that combines business intelligence, analytics, workflow, and now data integration, delivering a solution for business performance management that connects planning to execution across the enterprise.

•	Extending its support and leadership of key industry standards through its participation in OASIS (Organization for the Advancement of Structured Information Standards), an international consortium advancing e-business standards for Web services and other technologies. OASIS was one of many standard-setting bodies on which Ascential Software has been the first vendor in its space to participate. Others include the Web Services Interoperability Organization (WS-I), the Global Grid Forum and The Open Application Group (OAGi).

•	Launched Ascential Developer Net™, an interactive internet forum where customers collaborate and share ideas, tips and best practices that help maximize the business impact and ROI of their Ascential Software-based data integration solutions.

•	Unveiling its strategic product roadmap at Ascential World, the company’s annual customer and partner conference, attended by over four hundred fifty attendees representing fifteen countries and sixteen industries. The roadmap sets future direction for ultra scalable systems (GRID, 64-bit architectures), extensible software architectures (Web Services, SOA), meta data driven design and deployment and industry specific standards (RFID, SWIFT). These capabilities are designed to extend our leadership and differentiation by providing leapfrog benefits that dramatically reduce the cost and complexity of implementing data integration solutions while leveraging customers’ existing IT investments.

Outlook and Guidance

“The accelerating growth of our license and service revenue is further validation of Ascential’s dedicated approach to enterprise data integration,” said Pete Fiore, president of Ascential Software. “Our fully integrated, yet modular solution to the increasingly complex strategic issues of data integration has clearly hit a nerve in the marketplace. With all the basic building blocks of our product suite in place, we look forward to continuing to build upon our increasing market visibility and leadership position.”

“The fourth quarter marked the first full quarter of Mercator operations fully integrated into Ascential Software. Our expanded size, scale and market reach has resulted in increasing inquiry and activity levels as well as revenue in all aspects of our products and services. The cross training of our combined sales forces is now complete and we look forward to the increasing cross-pollination of our expanded and unified customer base. In addition, the continued momentum of our strategic partnerships, along with newer high profile alliances such as our recently announced PeopleSoft agreement, continue to increase our visibility and our opportunities in the marketplace.”

The company is currently anticipating first quarter revenue of between $61 million and $64 million, reflecting seasonality in software sales generally, and in particular, for some of its partners. For the full year 2004, the company anticipates revenue in the range of $265 million to $275 million, with improved prospects for achieving the higher end of that range, and continues to anticipate GAAP profitability in each quarter of 2004, barring unforeseen circumstances. Total costs and expenses for 2004 are planned to be between $61 million and $64 million per quarter. Included in those costs and expenses are amortization of purchased intangibles and stock-based compensation, estimated at $2.5 million per quarter, and legacy expenses related to divested business operations, estimated at approximately $0.5 million or less per quarter. Interest income, based on recent interest rates and expected cash balances, is expected to be approximately $2.1 million per quarter. The tax rate currently planned for 2004 is 33%.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; amortization of stock-based compensation; a litigation settlement; merger, realignment and other costs primarily related to employee severance and the closure of idle facilities; in-process research and development charges; non-recurring acquisition-related transition expenses; loss on long-term investments; non-recurring tax credits; and revenue, expenses and other items related to divested business operations. An assumed tax rate of 30% has been used in calculating the tax provision related to pro forma results, which excludes a non-recurring tax benefit included in the GAAP tax provision.

Conference Call

Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 337-5619 beginning about two hours after the call ends.

About Ascential Software

Ascential Software Corporation is the leading provider of enterprise data integration solutions to organizations worldwide. Customers use the Ascential Enterprise Integration Suite to integrate and leverage data across all transactional, operational, and analytical applications with confidence in the accuracy, completeness and timeliness of critical information. Ascential Software’s powerful data profiling, data quality, data transformation, parallel processing, meta data and connectivity solutions enable customers to reduce total cost of ownership and increase return on IT investment. Headquartered in Westboro, Mass., Ascential Software has offices worldwide and supports more than 3,000 customers in such industries as financial services, telecommunications, healthcare, life sciences, manufacturing, consumer goods, retail, and government. More information on Ascential Software can be found on the web at www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, future revenue; future profitability; future costs and expenses; future interest income; 2004 tax rate; revenue growth; business growth; Ascential Software’s increased size and footprint in the marketplace; the value of Ascential Software’s products; impact of Ascential Software’s strategic alliances; product differentiation; customer reaction and response; market visibility, leadership and share; benefits of Ascential Software’s relationship with PeopleSoft; Ascential Software’s strategic alliance with IBM; Ascential Software’s partnership with SymphonyRPM; attributes and function of Ascential Developer Net; reduction of cost and complexity of implementing data integration solutions; increasing inquiry and activity levels in Ascential Software products and services; reduction in total cost of ownership; increased return on IT investment; and the usefulness of pro forma results. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “intends” or “estimates,” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; impact of product line divestitures; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions, including the recent acquisition of Mercator Software, Inc. The financial measures discussed in this press release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company’s most recent Form 10-Q. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based.

© 2004 Ascential Software Corporation. All rights reserved. Ascential and Ascential Developer Net are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt	David Roy
Ascential Software Corporation	Ascential Software Corporation
(508) 366-3888 x3256	(508) 366-3888 x3290
chas.kielt@ascential.com	david.roy@ascential.com

Jeff Aubin	Stephanie Prince/Julie Prozeller
Beaupre & Co. Public Relations	Financial Dynamics
(603) 559-5838	(212) 850-5600
jaubin@beaupre.com	sprince@fd-us.com
jprozeller@fd-us.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended December 31,
	2003			2002

			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments (1)	Adjusted

NET REVENUES
Licenses	$30,011	$—	$30,011	$18,847	$(77)	$18,770
Services	34,461	—	34,461	15,204	(96)	15,108

	64,472	—	64,472	34,051	(173)	33,878

COSTS AND EXPENSES
Cost of licenses	4,463	(1,463)	3,000	3,605	(1,113)	2,492
Cost of services	13,644	(1,055)	12,589	7,448	(432)	7,016
Sales and marketing	26,875	(587)	26,288	15,851	—	15,851
Research and development	9,801	(376)	9,425	4,767	—	4,767
General and administrative	10,995	(3,937)	7,058	9,747	(3,530)	6,217
Merger, realignment and other charges (2)	1,771	(1,771)	—	4,299	(4,299)	—

	67,549	(9,189)	58,360	45,717	(9,374)	36,343

Operating income (loss)	(3,077)	9,189	6,112	(11,666)	9,201	(2,465)
OTHER INCOME (EXPENSE)
Interest income	2,195	—	2,195	4,633	—	4,633
Interest expense	(119)	—	(119)	(6)	—	(6)
Adjustment to gain on sale of database business	—	—	—	(3,200)	3,200	—
Impairment of long-term investments	—	—	—	(2,187)	2,187	—
Other, net	1,850	(1,989)	(139)	(986)	623	(363)

INCOME (LOSS) BEFORE INCOME TAXES	849	7,200	8,049	(13,412)	15,211	1,799
Income tax expense (benefit)(4)	(16,494)	18,909	2,415	(3,244)	3,680	436

NET INCOME (LOSS)	$17,343	$(11,709)	$5,634	$(10,168)	$11,531	$1,363

NET INCOME (LOSS) PER COMMON SHARE(3)
Basic	$0.29		$0.09	$(0.17)		$0.02

Diluted	$0.27		$0.09	$(0.17)		$0.02

SHARES USED IN PER SHARE CALCULATIONS(3)
Basic	59,541		59,541	59,229		59,229

Diluted	63,145		63,145	59,229		59,396

(1)	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	December 31, 2003	December 31, 2002

Net income (loss), GAAP	$17,343	$(10,168)
Mercator transition costs	3,587	—
Database transaction and transition costs, including merger, realignment and other costs	200	5,113
Adjustment to gain on sale of database business	—	3,200
Amortization of acquired intangibles	2,273	1,345
Stock based compensation charges	211	—
Merger, realignment and other charges, excluding database	929	2,279
Litigation settlement (income) costs	—	623
Loss on long term investments	—	2,187
Content management activity, net	—	464
Income tax expense (benefit)	(18,909)	(3,680)

Pro forma adjusted net income	$5,634	$1,363

(2)	Merger, realignment and other charges principally include severance and real estate costs related to the consolidation or elimination of offices. These costs are the result of a realignment of the business due to business combinations, a sale of a business or the termination of a product line.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

(4)	An assumed tax rate of 30% has been used in calculating the tax provision related to pro forma results, which excludes a non-recurring tax benefit included in the GAAP tax provision.

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2003			2002

			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted

NET REVENUES
Licenses	$92,550	$—	$92,550	$59,611	$(137)	$59,474
Services	93,036	(176)	92,860	53,407	(1,389)	52,018

	185,586	(176)	185,410	113,018	(1,526)	111,492

COSTS AND EXPENSES
Cost of licenses	15,291	(4,899)	10,392	18,350	(10,068)	8,282
Cost of services	40,050	(1,765)	38,285	33,089	(4,305)	28,784
Sales and marketing	79,950	(1,416)	78,534	73,080	(763)	72,317
Research and development	27,515	(725)	26,790	24,044	(3,077)	20,967
General and administrative	30,838	(7,384)	23,454	41,054	(15,027)	26,027
Merger, realignment and other charges (2)	3,857	(3,857)	—	23,669	(23,669)	—
In-process research and development	2,000	(2,000)	—	1,170	(1,170)	—

	199,501	(22,046)	177,455	214,456	(58,079)	156,377

Operating income (loss)	(13,915)	21,870	7,955	(101,438)	56,553	(44,885)
OTHER INCOME (EXPENSE)
Interest income	11,129	—	11,129	20,194	—	20,194
Interest expense	(207)	—	(207)	(84)	—	(84)
Adjustment to gain on sale of database business	—	—	—	3,040	(3,040)	—
Impairment of long-term investments	—	—	—	(2,187)	2,187	—
Other, net	2,502	(1,989)	513	(929)	(2,504)	(3,433)

INCOME (LOSS) BEFORE INCOME TAXES	(491)	19,881	19,390	(81,404)	53,196	(28,208)
Income tax expense (benefit)(4)	(16,296)	22,115	5,819	(17,831)	11,649	(6,182)

NET INCOME (LOSS)	$15,805	$(2,234)	$13,571	$(63,573)	$41,547	$(22,026)

NET INCOME (LOSS) PER COMMON SHARE(3)
Basic	$0.27		$0.23	$(1.03)		$(0.36)

Diluted	$0.25		$0.21	$(1.03)		$(0.36)

SHARES USED IN PER SHARE CALCULATIONS(3)
Basic	58,409		58,409	61,931		61,931

Diluted	63,447		63,447	61,931		61,931

(1)	The following table summarizes the adjustments for the respective periods presented:

	Twelve Months Ended	Twelve Months Ended
	December 31, 2003	December 31, 2002

Net income (loss), GAAP	$15,805	$(63,573)
Mercator transition costs	4,956	—
In-process research and development	2,000	1,170
Database transaction and transition costs, including merger, realignment and other costs	3,111	22,916
Adjustment to gain on sale of database business	—	(3,040)
Amortization of acquired intangibles	6,446	4,628
Stock based compensation charges	211	—
Merger, realignment and other charges, excluding database	1,983	14,133
Asset impairment due to termination of a product line	—	727
Litigation settlement (income) costs	1,125	(2,504)
Loss on long term investments	—	2,187
Content management activity, net	49	12,979
Income tax expense (benefit)	(22,115)	(11,649)

Pro forma adjusted net income (loss)	$13,571	$(22,026)

(2)	Merger, realignment and other charges principally include severance and real estate costs related to the consolidation or elimination of offices. These costs are the result of a realignment of the business due to business combinations, a sale of a business or the termination of a product line.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

(4)	An assumed tax rate of 30% has been used in calculating the tax provision related to pro forma results, which excludes a non-recurring tax benefit included in the GAAP tax provision.

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended September 30,
	2003			2003

			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted

NET REVENUES
Licenses	$30,011	$—	$30,011	$22,353	$—	$22,353
Services	34,461	—	34,461	23,536	—	23,536

	64,472	—	64,472	45,889	—	45,889

COSTS AND EXPENSES
Cost of licenses	4,463	(1,463)	3,000	3,874	(1,210)	2,664
Cost of services	13,644	(1,055)	12,589	10,331	(213)	10,118
Sales and marketing	26,875	(587)	26,288	19,531	(829)	18,702
Research and development	9,801	(376)	9,425	6,834	(349)	6,485
General and administrative	10,995	(3,937)	7,058	6,472	(539)	5,933
Merger, realignment and other charges (2)	1,771	(1,771)	—	1,654	(1,654)	—
In-process research and development	—	—	—	2,000	(2,000)	—

	67,549	(9,189)	58,360	50,696	(6,794)	43,902

Operating income (loss)	(3,077)	9,189	6,112	(4,807)	6,794	1,987
OTHER INCOME (EXPENSE)
Interest income	2,195	—	2,195	2,719	—	2,719
Interest expense	(119)	—	(119)	(58)	—	(58)
Other, net	1,850	(1,989)	(139)	576	—	576

INCOME (LOSS) BEFORE INCOME TAXES	849	7,200	8,049	(1,570)	6,794	5,224
Income tax expense (benefit)(4)	(16,494)	18,909	2,415	129	1,439	1,568

NET INCOME (LOSS)	$17,343	$(11,709)	$5,634	$(1,699)	$5,355	$3,656

NET INCOME (LOSS) PER COMMON SHARE(3)
Basic	$0.29		$0.09	$(0.03)		$0.06

Diluted	$0.27		$0.09	$(0.03)		$0.06

SHARES USED IN PER SHARE CALCULATIONS(3)
Basic	59,541		59,541	58,195		58,195

Diluted	63,145		63,145	58,195		59,946

(1)	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	December 31, 2003	September 30, 2003

Net income (loss), GAAP	$17,343	$(1,699)
Mercator transition costs	3,587	1,369
In-process research and development	—	2,000
Database transaction and transition costs, including merger, realignment and other costs	200	816
Amortization of acquired intangibles	2,273	1,555
Stock based compensation charges	211	—
Merger, realignment and other charges, excluding database	929	1,054
Income tax expense (benefit)	(18,909)	(1,439)

Pro forma adjusted net income	$5,634	$3,656

(2)	Merger, realignment and other charges principally include severance and real estate costs related to the consolidation or elimination of offices. These costs are the result of a realignment of the business due to business combinations, a sale of a business or the termination of a product line.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

(4)	An assumed tax rate of 30% has been used in calculating the tax provision related to pro forma results, which excludes a non-recurring tax benefit included in the GAAP tax provision.

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2003	December 31, 2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$223,897	$216,551
Short-term investments	292,352	288,199
Accounts receivable, net	42,034	27,112
Receivable on sale of database business		109,200
Other current assets	23,311	31,136

Total current assets	581,594	672,198
Property and equipment net	11,186	5,427
Software costs, net	14,794	14,124
Long-term investments	2,301	966
Goodwill and intangible assets, net	345,147	173,740
Deferred income taxes	1,392	28,515
Other assets	10,622	11,280

Total Assets	$967,036	$906,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$16,877	$8,136
Accrued expenses	14,433	23,137
Accrued employee compensation	24,207	14,861
Income taxes payable	67,189	98,916
Accrued merger, realignment and other charges	46,705	15,698
Deferred income taxes	594	33,171
Deferred revenue	41,106	17,666
Other current liabilities	1,585	479

Total current liabilities	212,696	212,064
Lease Obligations	558	—

Total Liabilities	213,254	212,064
Total Stockholders’ Equity	753,782	694,186

Total Liabilities and Stockholders’ Equity	$967,036	$906,250

ASCENTIAL SOFTWARE CORPORATION
SELECTED UNAUDITED REVENUE HISTORY
(In millions)

								(1)
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
	2002	2002	2002	2002	2002	2003	2003	2003	2003	2003

LICENSE REVENUE:
Data Integration (excluding Mercator)	$10.7	$15.1	$14.9	$18.8	$59.5	$19.2	$21.0	$20.1	$24.8	$85.1
Mercator								2.2	5.2	7.4
Content Management	0.1	—	—	0.1	0.1	—	—	—	—	—

Total	10.8	15.1	14.9	18.9	59.6	19.2	21.0	22.3	30.0	92.5
SERVICES REVENUE:
Data Integration (excluding Mercator)	9.3	12.5	15.1	15.1	52.0	16.0	18.8	20.9	22.6	78.3
Mercator								2.7	11.9	14.6
Content Management	0.7	0.4	0.2	0.1	1.4	0.1	0.1	—	—	0.2

Total	10.0	12.9	15.3	15.2	53.4	16.1	18.9	23.6	34.5	93.1
TOTAL:
Data Integration (excluding Mercator)	20.0	27.6	30.0	33.9	111.5	35.2	39.8	41.0	47.4	163.4
Mercator								4.9	17.1	22.0
Content Management	0.8	0.4	0.2	0.2	1.5	0.1	0.1	—	—	0.2

Total	$20.8	$28.0	$30.2	$34.1	$113.0	$35.3	$39.9	$45.9	$64.5	$185.6

% of revenue from 10% customers in the period	11%	—	11%	16%	11%	—	13%	—	10%	—

(1)	Includes Mercator license revenue of $2.2 million, and services revenue of $2.7 million, for the period from the date of acquisition, September 12, 2003, through September 30, 2003.